Exhibit 2.1

Business Number C28794 - 1998 Filed in the Office of Filing Number 20254729049 Secretary of State State Of Nevada Filed On 3/10/2025 2:36:00 PM Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20254586174 Filed On 1/8/2025 4:26:00 PM Number of Pages 2

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FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Termination of Amendment/Certificate Pursuant to 78.209/ Conversion/Exchange/Merger

NRS 78.380,78.390, 78.209, 86.221, 86.226 and 92A.175/92A.240

6. Signature(s): (Required)

Termination of Amendment or Certificate Pursuant to 78.209:

Based on type of termination being filed must be signed by: (see page one, section 2 of this form)

a. Incorporator
b. Director
c. Stockholder
d. Manager
e. Member

Conversion/Exchange/Merger Termination:

This Termination of Conversion/Exchange/Merger must be signed by one of the following:

a. An officer of a corporation, whether or not for profit
b. One of the general partners of a limited partnership
c. A manager of a limited-liability company with managers or by one member of a limited-liability company without managers
d. A trustee of a business trust
e. One general partner of a general partnership

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it. (NRS 92A.230)

Upon the filing of this certificate with the Nevada Secretary of State the effectiveness of the certificate has been terminated.

Signature	Title	Date
X DocuSigned by: James Brooks 787FDA14C42740B...	President	January 8, 2025
X		
X		

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 8/1/2023

Business Number C28794 - 1998 Filed in the Office of Filing Number 20243930547 Secretary of State State Of Nevada Filed On 3/21/2024 8:00:00 AM Number of Pages 2

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\ 11;· I/,. . • · .'. :• - - : : •• - ೦ ·. ,' • • . . . ._:_ :, I ·,., •: ೦ !" † :, _ ' • · . · ೦ ,. ,... ೦ · - · • ... < . • • ,,., - .,1'· 0 7 : 4 7 : 11 a . m . 0 3 - 2 1 - 2 0 2 4 I 4 N EX TI V A I 03/21/2024 07 : 47 A K T0 : 17756847141 FROM : 7023597590 1775 Page : 4 08 : 05 : 20 03 - 2 1 - 2024 4 / 4 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City , Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRs 78.403) Officer's Statement PuRsuANT TO NRs 80 . 030 Date : 1 ••.•.• j Time : I • I 1 .. J I. .. .... J (must not be l ater t han 90 days after the certificate i s filed) 4. Effective Date and Time: (Opt i onal) Changes lo takes the following effect: ೦ The ent i ty name has been . amended. 0 The registered agent has been changed . (attach Certificate o f Acceptance from new registered agent) D The purpose of the entity has been amended . Ƒ The author i zed shares have been amended . LJ The directors , managers or general partners have been amended . [ J IRS tax language has been added. L.. i Articles have been added . [J Articles have been deleted . U Other . , The articles have been amended as follows : (prov i de article numbers , if ava i lable) i New Name of Entity: Standard Dental Labs Inc . (attach addit i onal page(s) i f necessary) 5. Information Being Changed: (Domes ti c corporat i ons only) - ·· ··· - · · - · -- -- -- · - · ···· - - -- - ೦ - -- -- · -- · ·~··· · -- 1 1 President I ' - ·· - ·· - · - · - - - - · - · -- · -- · - - T · · i t • l · e · ' · ·· · - -- ೦೦ · - -- ---- ---- ' x _ ! L -- · - · - · - · - ······ -- · - ···· S i gnature of Off i cer or Authorized Signer Title *If any proposed amendment would alter or change any prefe r ence or any relative or other right given to any class or series of outstand i ng shares , then the amendment must be approved by the vote , i n addition to the affirmative vote otherw i se requ i red, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restr i ctions on the voting power thereof . 6. Signature: (Required) Please include any required or optional Information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Rev i sed : 9/1/2023

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Business Number C28794 - 1998 Filed in the Office of Filing Number 20222555820 Secretary of State State Of Nevada Filed On 8/17/2022 1:48:00 PM Number of Pages 2

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTTONRS78.403) Officer's Statement (PURSUANT TO NRs 80 . 030) Date : Time : I (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: O The entity name has been amended. 0 The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended. ೦ The authorized shares have been amended. D The directors, managers or general partners have been amended . 0 IRS tax language has been added . 0 Articles have been added . O Articles have been deleted . 0 Other. The articles have been amended as follows : (provide article numbers , if available) Authorized Shares: Common Stock 2,000,000,000 at a par value of $0.001 (attach additional page(s) i f necessary) . Information Being hanged: (Domestic orporations only) X f \ ೦ \ ,:j ೦ Digitally signed by J.imes 0 . Brooks ON:cn=James D . Brooks,o: - Costas, lnc...ou , I President fl'nail:admln(l(ostas4nuom,c • US _ . . - P - a1r - ? o - n. - 2, . 1 .. n .. n . . t . t . 1 . . , . : . 0 .. z . :oo - · - - Signature of Officer or Authorized Signer Title x Signature of Officer or Authorized S i gner Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addit i on to the affirmat i ve vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment r egardless to limitations or restrictions on the vot i ng power thereof . . Signature: Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Revised : 1/1/2019

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Business Number C28794 - 1998 Filed in the Office of Filing Number 20222055485 Secretary of State State Of Nevada Filed On 1/27/2022 11:02:00 AM Number of Pages 2

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C 6 ( Profit Corporation: Certificate of Amendment (PuRsuANno NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (P URSUANT TO NRs 78 . 403 ) Officer's Statement (PuRsuANT TO NRs 8o . o3oJ Date : Time : (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: The entity name has been amended . The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended . x The authorized shares have been amended . The directors , managers or general partners have been amended. IRS tax language has been added . Articles have been added . Articles have been deleted . Other . The articles have been amended as follows : (provide article numbers , if available) 4. Authorized Shares: Common Stock 1,250 , 000,000 at a par value of $0 . 001 ( attach add iti onal page(s ) if necessary ) President Title x Signature of Officer or Authorized Signer Title * If any proposed amendment would alter or change any preference or any relative or other right g i ven to any class or series of outstanding shares , then the amendmen t must be approved by the vote , in addition to the affirmative vote otherw i se requ ir ed , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitat i ons or restrictions on the voting power thereof . . Information Being hanged: (Domestic corpo r at i ons only ) . Signature: Required) Please include any required or optional information in space below: (attach additional page(s ) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Revised : 1 / 1 / 2019

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Business Number C28794 - 1998 Filed in the Office of Filing Number 20211501022 Secretary of State State Of Nevada Filed On 6/1/2021 10:07:00 AM Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20200535844 Filed On 2/24/2020 10:27:00 AM Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20190286845 - 65 Filed On 07/03/2019 Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20190286846 - 76 Filed On 07/03/2019 Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20190169378 - 26 Filed On 04/15/2019 Number of Pages 2

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BARBARA K. CEGAVSKE
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 89701-3714
Phone: (775) 684-5708
Fax: (775) 684-5725
Website: www.nvsos.gov

Affidavit of Non-Operation
(MUST BE NOTARIZED)

ABOVE SPACE IS FOR OFFICE USE ONLY

Date: 04/13/2019

Entity Name: Costas, Inc.
(as registered with the Nevada Secretary of State's Office)

Entity Number: C28794-1998

Nevada Business Identification Number (NVID): NV19981401426

I, Clifford Redekop (Officer Name), CEO (Officer Title), swear under penalty of perjury, that Costas, Inc. (Entity Name) has not conducted business activities since 01/01/2016 (Date).

Officer Signature X [signature]

DEANNA LAMARR
Notary Public - State of Nevada
County of Clark
APPT. NO. 18-3538-1
My App. Expires Aug. 24, 2022

State of Nevada
County of Clark
Subscribed and sworn to before me the April 13 2019
by Clifford Redekop
(Print Name of Signer)

Notary Signature X [signature]

RESET

Nevada Secretary of State Affidavit of Non-Operation
Revised: 10-12-15

Business Number C28794 - 1998 Filed in the Office of Filing Number 20140752813 - 73 Secretary of State State Of Nevada Filed On 11/06/2014 Number of Pages 1

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Business Number C28794 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20100534244 - 85 Filed On 07/20/2010 Number of Pages 5

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Jul. 20. 2010 11:59AM No. 1116 P. 5

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Costas, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The articles have been amended to increase the authorized shares of Costas, Inc. to 1,000,000,000, with a par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 3,500,000 out of 4,168,400

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

Jul. 20. 2010 12:00PM No. 1116 P. 6 WRITfEN CONSENT OF THE HOLDERS OF A MAJORITY OF TIIE VOTING STOCK OF COSTAS, INC. The underSigned, constituting the holders of a majority of the Shares of Common Stock (collectively, the "Stockholders" ) of Costas, Inc. a Nevada corporation (the "Company") , do hereby adopt by rhis wcitren consent, the following resolutions with the same force and effect as if they bad been adopted at a duly convened meeting: WHEREAS, the Board of Directors of the Company have considered increasing the auth . oriu : d capital stock of the Company to 1 , 000 , 000 , 000 common shares (the "Capital Increase") and deems such capital increase advisable and in the best int . erests of the Company and its Stockholders :. NOW, THEREFORE, BE IT RESOLVED, thar, the Articles of Incorpox : ation of the Comp ೦ y be and hereby are amended to increase the authorized capital of the Company to 1 , 000 , 000 , 000 common shares ; RESOLVED, that the Certificate of Amendment to the Articles of Incorpoxation siibsrariti.ally in form attached hereto as Exhibit A authorizing the Capital Increase be and hereby is in all ೦ speccs approved. IN" WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 19th day of July. 2010. Name, Shai!esb Shah Title: Presideut and CEO_ No. of Shares of Common Stock'. 3,500 QOD

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Jul. 20. 2010 12:00PM No. 1116 P. 7 UNANIMOUS WRITTEN CONSENT OF Tllll BOARD OF DIRECTORS OF COSTAS, INC. The undersigned, being all of the members of the board of directors (the ''Board") of Costas. Inc. a Nevada corporation (the "Company''), hereby con ೦ nt, pursuant to the laws of the state of Nevada, to the adoption of the following resolutions taldng or authorizing the actions specified therein without a meeting: RESOLVED, that the Board hereby approves 1he Cectificare of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the increase of lhe Company's authorized capital stock to 1,000,000,000 common shares (''Capital Increase"); and be it further RESOLVED, dlat the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the Capital Increase; and be it further General Authorization and Ratification RESOLVED. that as used in these resolutions, the ten:n. ''the proper officers" of the Company shall mean the Chief Executive Officer, the President and the Chief Fioancial Officer of the Company, and each of them, and with respect to matters involving only certification, anestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modificatioos to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising our of the tnm. ೦ actions contemplated by the foregoing resolutions; and be it further RESOLVED, rhat the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation. execution, and delivery of all such further instrumenrs and dOcuments in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to ೦ ouc the intent and accomplish the purposes of the foregoing resolutions; and be it further RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by rhe foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in iill respects, including, without limiuuion, the execution and delivery of any docwnents and instruments, including amendments:, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplat.ed by the foregoing resolutions. This Consent may be executed in one or more counterparts, including 'With signatures on separate copies, all of which shall constitute the same instrument

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Jul. 20. 2010 12:00PM No.1116 P. 8 IN WITNESS WHEREOF, the undersigned has executed this consenr as of the 19 day of July, 2010. Shailesh Shah, Director Racbna Gandhi, Director

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Business Number C28794 - 1998 Filed in the Office of Filing Number 20060380944 - 96 Secretary of State State Of Nevada Filed On 06/14/2006 Number of Pages 1

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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 1 0 1998
No. C28794-98
Dean Heller
DEAN HELLER, SECRETARY OF STATE

$125.00
S.O

ARTICLES OF INCORPORATION
OF

CoStas, Inc.

1. Name of Company:

CoStas, Inc.

2. Resident Agent:

The resident agent of the Company is: Nevada Internet Corporation Enterprises
3110 S. Valley View, Suite 105
Las Vegas, Nevada 89102

3. Board of Directors:

The Company shall initially have one director (1) who is Frank Danesi, Jr.; 8787 W. Washburn Road; Las Vegas, NV 89129. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

.........,._C..lillaeol 6. Directors' and Officers' Liability A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends . Any repeaJ or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporatior . for acts or omissices prior to such repeal or modification . 7. Indemnity Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such actiou, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she . or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other en 1 erprise, shall be indemnified and held hannless to the fullest extent legally permissible under the laws of the State ofNevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith . Such right of indemnification shall be a contract right which may be enforced in any manner desired by' such person . Toe expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under rereipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately detemrined by a court of competentjnrisdiction that he or she is not entitled to be indemnified by the corporation . Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders . , provision of law, or otherwise, as well as their rights under this article . Without limiting the application of the foregoing, tb . e B" 31 'd of Directors may adopt By Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer 8. /..mendments Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the righl to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By - Laws, in the manner 110 w or hereafter prescribed by statute or the Articles of Incorporation or said By - Laws, and all rights conferred upon shareholders are granted subject to this reservation . 9. Power of Directors In furtherance, and not in limitation of those powers conferred by statute, lhe Board of Directors is expressly authorized: (a) Subject to the By - Laws, if any, adopted by the shareholders., to make, alter or repeal the By - Laws oftb.e corporation; 2

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(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation; (c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other pe Œ Jns, corporations or business entities; (d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; (e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directorn of the of the corporation, which, to the extent provided on the resolution or in the By - Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By - Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors. All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By - Laws or by law. IN WITNESS WHEREOF, I hereunder set my hand this Thursday, December 10, 1998, hereby declaring and certifying that the facts stated hereinabove are true. Signature oflocoq,orator TbolllaS C. Cook, Esq. 3110 S. Valley View, Suite 105 Las Vegas, Nevada 89102 s;g,atu,., ೦೦ - - '~ State of Nevada ) County of Clark ) Name: Address: This instrument was acknowledged before me on Decem 10, 1998,byThomasC.Cook. NOTAPY PUBLIC ST ೦ Tf C)i· ,".t'VADA ·; of C: ೦ f' ೦ lvi" - ' _"_.,.,,_, cit.EVIN$ No; ೦ W - 1 My Appo1ntrrnm: ., - ೦ o - ೦ ·, 0 • 2002 Certificate of Acceptance of Appointment as Resid of Nevada Internet Corporation Enterprises ("NIC ' agent for the above referenced company. s;g.. tu,e, L0/ ೦ d ೦ ' - - · k= - :,;g Ted D. Campbel II gent: I, TEDD. CAMPBELL II, as a principal ereby accept appo· nnent of NICE as the resident 3

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